Exhibit 10.4(b)

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of this              day of                     , 20     by and between Seagate Technology, a Cayman Islands exempted limited liability company (the “Company”), and                          (“Indemnitee”).

WHEREAS, the Company and Indemnitee recognize the potential for variations in the marketplace for liability insurance covering risks faced by directors and officers of companies, corporations and limited liability companies, and the potential for significant increases in the cost of such insurance and its availability; and

WHEREAS, the Company and Indemnitee further recognize the continuing increase in litigation involving companies, corporations and/or limited liability companies, in general, subjecting directors and officers to expensive litigation risk; and

WHEREAS, Indemnitee recognizes the potential volatility of all such insurance programs given the climate of litigation, and Indemnitee and other directors and officers of the Company or its subsidiaries (each, a “Subsidiary” and together, the “Subsidiaries”) may not be willing to serve as directors and officers without adequate protection; and

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as directors and officers of the Company and its Subsidiaries and the Company desires to indemnify its and its Subsidiaries’ directors and officers so as to provide them with the maximum protection permitted by applicable law.

NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:

1. Indemnification.

(a) Third Party Proceedings. The Company shall, to the fullest extent permitted by applicable law, indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action, suit or proceeding by, in the name or on behalf of, or in right of, the Company or any Subsidiary) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company or any Subsidiary, by reason of any action or inaction on the part of Indemnitee in Indemnitee’s capacity as a director, officer, employee or agent of the Company or such Subsidiary, as applicable, or by reason of the fact that Indemnitee is or was serving at the request of the Company or such Subsidiary as a director, officer, employee or agent of another company, corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding; provided, however, that the Company shall not indemnify Indemnitee against any liability arising out of (i) any fraud or dishonesty in the performance of Indemnitee’s duty to the Company or such Subsidiary, as applicable, or (ii) Indemnitee’s conscious, intentional or wilful failure to act honestly, lawfully and in good faith with a view to the best interests of the Company or such Subsidiary, as applicable. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee acted fraudulently or dishonestly or consciously, intentionally or wilfully failed to act in good faith with a view to the best interests of the Company or the relevant Subsidiary, as applicable.

(b) Proceedings By, In the Name or on Behalf of, or in the Right of the Company or Any Subsidiary. The Company shall, to the fullest extent permitted by applicable law, indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by, in the name or on behalf of, or in right of, the Company or any Subsidiary, to procure a judgment in its or such Subsidiary’s favor, as applicable, by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company or such Subsidiary, as applicable, by reason of any action or inaction on the part of Indemnitee in such Indemnitee’s capacity as a director, officer, employee or agent of the Company or such Subsidiary, as applicable, or by reason of the fact that Indemnitee is or was serving at the request of the Company or such Subsidiary, as applicable, as a director, officer, employee or agent of another company, corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action, suit or proceeding, except that no indemnification for expenses shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable for fraud or dishonesty in the performance of his duty to the Company or such Subsidiary, as applicable, or for conscious, intentional or wilful failure to act honestly, lawfully and in good faith with a view to the best interests of the Company or such Subsidiary, as applicable, unless and only to the extent that the Grand Court of the Cayman Islands or the court in which such action, suit or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Grand Court of the Cayman Islands or such other court shall deem proper.

(c) Mandatory Payment of Expenses. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsections (a) and (b) of this Section 1 or the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee in connection therewith.

2. Agreement to Serve. In consideration of the protections afforded by this Agreement, if Indemnitee is a director or an officer of the Company or a Subsidiary not serving under an employment contract, he or she agrees to serve in such capacity at least for the balance of the current fiscal year of the Company or such Subsidiary, as applicable, at the will of the Company or such Subsidiary, as applicable, and not to resign voluntarily during such period without the written consent of a majority of the board of directors of the Company or such Subsidiary, as applicable. Following the period set forth above, Indemnitee agrees to continue to serve in such capacity at the will of the Company or such Subsidiary, as applicable (or under separate agreement, if such agreement exists), so long as he or she is duly appointed or elected in accordance with the applicable provisions of the Articles of Association of the Company or the

corresponding constitutive document of such Subsidiary, as applicable, or until such time as he or she tenders his or her resignation in writing. Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment.

3. Expenses; Indemnification Procedure.

(a) Advancement of Expenses. The Company shall pay all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any action, suit or proceeding referenced in Section 1(a) or (b) hereof or an enforcement action pursuant to Section 3(c) hereof in advance of the final disposition of such action, suit or proceeding. Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall be finally adjudicated by a court order or judgment from which no further right of appeal exists that Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advance of expenses to be made pursuant to this Section 3(a) shall be paid by the Company to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the Company.

(b) Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(c) Procedure. Any indemnification and advances provided for in Section 1 and this Section 3 shall be made no later than forty-five (45) days after receipt of the written request of Indemnitee. If a claim under this Agreement is not paid in full by the Company within forty-five (45) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim. Subject to Section 12 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action, suit or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct required under this Agreement, or which make it permissible under applicable law, for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 3(a) hereof unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its director(s), any committee or subgroup of the director(s) or any group or committee appointed by the director(s), independent legal counsel, or other officers of the Company) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including the director(s), any committee or subgroup of the director(s) or any group or committee appointed by the director(s), independent legal counsel, or other officers of the

Company) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(d) Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 3(b) hereof, (i) the Company has liability insurance in effect for the purpose of protecting directors or officers of the Company and its Subsidiaries or (ii) the relevant Subsidiary has liability insurance in effect for the purpose of protecting directors or officers of such Subsidiary, the Company or the relevant Subsidiary, as applicable, shall give prompt notice of the commencement of such proceeding to its relevant insurers in accordance with the procedures set forth in the respective policies. The Company or the relevant Subsidiary shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(e) Selection of Counsel. In the event the Company shall be obligated under Section 3(a) hereof to pay the expenses of any proceeding against Indemnitee, the Company if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ his or her counsel in any such proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

4. Additional Indemnification Rights; Nonexclusivity.

(a) Scope. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify Indemnitee for liability arising out of or in connection with Indemnitee’s service as a director, officer, employee or agent of the Company or any Subsidiary to the fullest extent permitted by applicable law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Memorandum or Articles of Association, the constitutive documents of any relevant Subsidiary, or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute, or rule which expands the right of a Cayman Islands company to indemnify a director, officer, employee or agent of such company, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and the Company’s obligations, under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a Cayman Islands company to indemnify a director, officer, employee or agent of such company, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which an Indemnitee may be entitled under the Articles of

Association, any agreement, any vote of the members of the Company, any vote of the members or shareholders of any relevant Subsidiary, the Companies Law, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any action, suit or other covered proceeding.

5. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

6. Director and Officer Liability Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing directors and officers of the Company and its Subsidiaries with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of director and officer liability insurance covering the directors and officers of the Company and its Subsidiaries, Indemnitee shall be named as an insured in such a manner to provide Indemnitee the same rights and benefits as are afforded to the most favorably insured of the directors and officers of the Company. Notwithstanding the foregoing, the Company shall not have any obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, that the premium costs for such insurance are disproportionate to the amount of coverage provided, that the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a Subsidiary.

7. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 7. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

8. Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to any action, suit or proceeding brought voluntarily by Indemnitee and not by way of defense, except with respect to any action, suit or proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Agreement (which shall be governed by Section 8(b) hereof), but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Company’s board of directors finds it to be appropriate;

(b) Action for Indemnification. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement, unless Indemnitee is successful in such action, suit or proceeding in establishing Indemnitee’s right, in whole or in part, to indemnification or advancement of expenses hereunder (in which case such indemnification or advancement shall be to the fullest extent permitted by the this Agreement), or unless and to the extent that the court in such action, suit or proceeding shall determine that, despite Indemnitee’s failure to establish his or her right to indemnification, Indemnitee is entitled to indemnity for such expenses; provided, however, that nothing in this Section 8(b) is intended to limit the Company’s obligations with respect to the advancement of expenses to Indemnitee in connection with any such action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement, as provided in Section 3(a);

(c) Fraud or Willful Misconduct. To indemnify Indemnitee on account of conduct by Indemnitee where such conduct has been finally adjudicated by court order or judgment from which no further right of appeal exists to have been knowingly fraudulent or constitute willful misconduct;

(d) Prohibited by Law. To indemnify Indemnitee in any circumstance where such indemnification has been finally adjudicated by court order or judgment from which no further right of appeal exists to be prohibited by law;

(e) Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, penalties and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of directors’ and officers’ liability insurance maintained by the Company or the relevant Subsidiary; or

(f) Securities Laws. To indemnify Indemnitee for expenses, liabilities or the payment or disgorgement of profits arising from or relating to purchase or sale of or offer to purchase or sell any securities, whether on the open market or through a public or private offering.

9. Construction of Certain Phrases.

(a) For purposes of this Agreement, references to the “Company” shall include, in addition to the Company, any constituent company or corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, managers, members, officers, employees or agents, so that if Indemnitee is or was a director, manager, member, officer, employee or agent of such constituent company or corporation, or is or was serving at the request of such constituent company or corporation as a director, manager, member, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, then Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving company or corporation as Indemnitee would have with respect to such constituent company or corporation if its separate existence had continued.

(b) For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans, references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan, references to “serving at the request of the Company or a Subsidiary” shall include any service as a director, officer, employee or agent of the Company or such Subsidiary which imposes duties on, or involves services by such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries and references to “relevant Subsidiary” shall mean the Subsidiary of which Indemnitee is serving as a director, officer, employee or agent.

10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

11. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns.

12. Attorneys’ Fees. In the event any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, except to the extent that, as a part of such action, a court of competent jurisdiction determines that material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), except to the extent that, as a part of such action, the court determines that Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

13. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, (ii) if mailed by United States domestic, certified or registered mail, with first class postage prepaid, on the third business day after the date postmarked or (iii) in all other cases, when actually received. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

14. Mutual Acknowledgement. Both the Company and Indemnitee acknowledge that in certain instances, law or public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. For example, the Company and Indemnitee acknowledge that the Securities and Exchange Commission (the “SEC”) has taken the position that indemnification is not permissible for liabilities arising under certain federal securities laws, and United States federal legislation prohibits indemnification for certain violations of the Employee Retirement Income Security Act. Indemnitee understands and acknowledges that the Company has undertaken with the SEC to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

15. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee in connection with any threatened, pending or completed action, suit or proceeding to the extent Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Company’s Articles of Association, provision of the constitutive documents of any relevant Subsidiary, or otherwise) of the amounts otherwise indemnifiable hereunder.

16. Subrogation. In the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee with respect to any insurance policy. Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

17. Effective Time of Agreement. The indemnification to be provided by the Company to Indemnitee pursuant to the terms of this Agreement shall apply with effect from (i) the date on which Indemnitee first became a director or officer of the Company or a Subsidiary, as applicable, or (ii) the date of this Agreement, as set forth above, if Indemnitee is party to a prior agreement with the Company relating to claims for indemnification arising out of or in connection with Indemnitee’s service as a director, officer, employee or agent of the Company (a “Prior Agreement”), in which case the Company and Indemnitee hereby agree that such Prior Agreement shall be superseded by this Agreement with respect to such claims for indemnification arising out of or in connection with Indemnitee’s service on or after the date of this Agreement.

18. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the non-exclusive jurisdiction of the Grand Court of the Cayman Islands for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement may be brought in the Grand Court of the Cayman Islands.

19. Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the Cayman Islands.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SEAGATE TECHNOLOGY

By:
Its:

920 Disc Drive
Scotts Valley, California 95066
Attn: General Counsel

AGREED TO AND ACCEPTED:

INDEMNITEE:

Name:
Title:
Company:

Address